                                                            Exhibit 23(e)(2)(ii)
                                                            --------------------

                     LM Institutional Fund Advisors I, Inc.
                                100 Light Street
                              Baltimore, MD 21202


                                    July 28, 2000

Arroyo Seco, Inc.
117 East Colorado Boulevard
Pasadena, CA 91105


     Re: The Notice of Creation of New Series of LM Institutional Fund Advisors I, Inc. (the "Corporation")
          -------------------------------------------------------------

     Reference is made to the Broker Agreement (the "Agreement") between the Corporation and Arroyo Seco, Inc. ("Arroyo Seco") dated as of May 26, 1998. The Corporation hereby notifies Arroyo Seco that it intends to establish one additional series of the Corporation, to be known as the Western Asset Inflation Indexed Bond Portfolio (the "New Portfolio"). The Corporation desires to have Arroyo Seco render services with respect to the New Portfolio as Broker under the Agreement. Attached as Annex I is an amended and restated Schedule A to the Agreement.

     Please indicate your agreement to provide such services by having an authorized officer sign the enclosed receipt copy of this notice and return it in the enclosed self-addressed stamped envelope. If you have any questions or comments, please call Jason Brown, Esq. at (617) 951-7942.

Accepted:

ARROYO SECO, INC.                      LM INSTITUTIONAL FUND
                                       ADVISORS I, INC.

By:                                    By:
    ---------------------------------      --------------------------------
Title:                                 Title:

                                   SCHEDULE A

Series of LM INSTITUTIONAL FUND ADVISORS I, INC.
to which Agreement Applies

Portfolio and Class*                                  Date Subject to Agreement
--------------------                                  -------------------------
Western Asset Government Money Market Portfolio       May 26, 1998
Western Asset Money Market Portfolio                  May 26, 1998
Western Asset Intermediate Portfolio                  May 26, 1998
Western Asset Intermediate Plus Portfolio             May 26, 1998
Western Asset Core Portfolio                          May 26, 1998
Western Asset Core Plus Portfolio                     May 26, 1998
Western Asset Inflation Indexed Bond Portfolio        July 28, 2000
Western Asset High Yield Portfolio                    May 26, 1998
Western Asset Non-U.S. Fixed Income Portfolio         May 26, 1998
Western Asset Global Strategic Income Portfolio       May 26, 1998
Western Asset Enhanced Equity Portfolio               May 26, 1998

*Unless otherwise indicated, each Portfolio listed includes all Classes offered by that Portfolio.

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